UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant [		]

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ANTHRACITE CAPITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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(1)	Title of each class of securities to which transaction applies:
_________________________________________________
(2)	Aggregate number of securities to which transaction applies:
_________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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May 9, 2006

Dear Fellow Stockholder:

Anthracite Capital, Inc.’s 2006 Annual Meeting of Stockholders will be held on May 18, 2006 and if you have not yet returned your proxy card we urge you to do so now. A duplicate proxy card and postage-paid return envelope are enclosed for your convenience. If you have already voted and do not wish to change your vote, you need not take any further action.

We wish to inform you that, with respect to the ratification of the 2006 Stock Award and Incentive Plan (Proposal 3), to be voted upon at the Annual Meeting, we have determined to reduce the total number of shares of our common stock reserved for issuance under the plan from 5,633,854 to 2,816,927. In addition, no more than 1,408,464 shares of our common stock may be issued pursuant to the exercise of "incentive stock options," as such term is defined in Section 422 of the Internal Revenue Code. As we noted in our proxy statement, your Board of Directors recommends a vote FOR approval of Proposal 3.

We also wish to clarify the voting requirements with respect to two proposals being voted upon on at the Annual Meeting, and the following information supersedes the information regarding the votes on these proposals set forth under the caption “Required Vote” on page 2 of our 2006 proxy statement. Approval of Proposal 3 will require approval by a majority of votes cast on such proposal, provided that the total votes cast represent over 50% of all outstanding shares of common stock. Approval of the stockholder's proposal (Proposal 4) will require approval by a majority of votes cast on such proposal. With respect to this proposal, your Board of Directors recommends a vote AGAINST Proposal 4. In the case of both proposals, abstentions and broker non-votes will be disregarded and have no effect the outcome of the vote.

Again, time is short and if you have not yet voted, we urge you to do so today.

Sincerely,

/s/ Richard M. Shea_______________
Richard M. Shea
President and Chief Operating Officer

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IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; PLEASE MARK, DATE, SIGN AND RETURN THE APPROPRIATE ENCLOSED PROXY OR PROXIES IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO CALL COMPUTERSHARE FUND SERVICES, INC., THE COMPANY'S PROXY SOLICITOR, AT 1-866-413-4968 FOR MORE INFORMATION ABOUT THE ATTACHED PROXY STATEMENT OR TO VOTE YOUR SHARES.

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